================================================================================


                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF MAY 25, 2006

                                  BY AND AMONG

                          WORLD WASTE TECHNOLOGIES, INC

                                       AND

                           THE INVESTORS NAMED HEREIN


================================================================================

                                TABLE OF CONTENTS


                                                                                Page
ARTICLE I    AUTHORIZATION AND SALE OF THE SECURITIES.............................1

       1.1   Authorization of Issuance and Sale of the Securities.................1
       1.2   Sale and Issuance....................................................1
       1.3   The Initial Closing..................................................1
       1.4   Additional Closings..................................................2
       1.5   Senior Debentures....................................................2
       1.6   Use of Proceeds......................................................3

ARTICLE II   THE CLOSINGS.........................................................3

       2.1   Deliveries at Each Closing...........................................3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................4

       3.1   Subsidiaries; Organization; Good Standing; Qualification and Power...4
       3.2   Authorization........................................................4
       3.3   Non-contravention....................................................4
       3.4   Capitalization of the Company........................................5
       3.5   Financial Statements and Liabilities.................................6
       3.6   Legal Compliance.....................................................7
       3.7   Litigation...........................................................7
       3.8   Environment, Safety and Permits......................................7
       3.9   Offering Exemption...................................................9
       3.10  Ownership of Purchased Securities....................................9
       3.11  Securities Filings...................................................9
       3.12  Transactions With Affiliates And Employees...........................9
       3.13  Internal Accounting Controls........................................10
       3.14  Listing And Maintenance Requirements................................10
       3.15  No Integrated Offering..............................................11
       3.16  No Investment Company...............................................11
       3.17  Insurance...........................................................11
       3.18  Labor Relations.....................................................11
       3.19  Taxes...............................................................11
       3.20  No Brokers..........................................................13
       3.21  Reliance............................................................13
       3.22  Employee Benefits...................................................13

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS....................14

       4.1   Authority...........................................................14
       4.2   Experience..........................................................15
       4.3   Suitability of Investment...........................................15
       4.4   Investment..........................................................15
       4.5   Patriot Act Compliance..............................................16

ARTICLE V    ADDITIONAL AGREEMENTS...............................................16

       5.1   Survival of Representations, Warranties and Agreements..............16
       5.2   Transaction Expenses and Taxes......................................16
       5.3   Escrow of Funds.....................................................16
       5.4   Securities Laws.....................................................17
       5.5   Reporting Matters...................................................17

ARTICLE VI   MISCELLANEOUS.......................................................17

       6.1   No Third Party Beneficiaries........................................17
       6.2   Entire Agreement....................................................18
       6.3   Successors and Assigns..............................................18
       6.4   Counterparts........................................................18
       6.5   Notices.............................................................18
       6.6   Governing Law.......................................................19
       6.7   Submission to Jurisdiction; Waivers.................................19
       6.8   Amendments and Waivers; Purchasers Consent..........................20
       6.9   Certain Definitions.................................................20
       6.10  Incorporation of Schedules and Exhibits.............................24
       6.11  Construction........................................................24
       6.12  Interpretation......................................................24
       6.13  Remedies............................................................24
       6.14  Severability........................................................25
       6.15  Delivery by Facsimile...............................................25

Schedules

DISCLOSURE SCHEDULE


Exhibits
--------

Exhibit A    -     Allocation Schedule
Exhibit B    -     Form of Warrant
Exhibit C    -     Form of Registration Rights Agreement
Exhibit D    -     Certificate of Determination
Exhibit E    -     Form of Legal Opinion
Exhibit F          Patriot Act Compliance Terms

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 25, 2006, by and among World Waste Technologies, Inc., a California corporation (the "Company") and each of the purchasers set forth on the Allocation Schedule attached hereto as Exhibit A (each, a "Purchaser" and collectively, the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to 89,000 shares of the Company's 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock (the "Series B Preferred Stock"), together with common stock purchase warrants.

      NOW, THEREFORE, in consideration of the mutual promises herein made and the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                AUTHORIZATION AND
                             SALE OF THE SECURITIES

      1.1 Authorization of Issuance and Sale of the Securities.

      Subject to the terms and conditions hereof, the Company has authorized (i) the issuance and sale of up to 89,000 shares of Series B Preferred Stock and warrants to acquire up to 890,000 shares of Common Stock (the "Warrants"), at the Closings (as defined herein), for an aggregate purchase price of up to $8,900,000, and (ii) the issuance of shares of the Company's Common Stock upon conversion of such shares of Series B Preferred Stock and exercise of such Warrants (the "Underlying Shares").

      1.2 Sale and Issuance.

      Subject to the terms and conditions hereof, at the Initial Closing (as defined below), each Purchaser severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to such Purchaser, that number of shares of Series B Preferred Stock (the "Initial Purchased Shares") and warrants (the "Initial Warrants" and, together with the Initial Purchased Shares, the "Initial Purchased Securities"), as set forth opposite such Purchaser's name on Exhibit A attached hereto.

      1.3 The Initial Closing.

      (a) Simultaneously with the execution and delivery of this Agreement, the initial closing hereunder (the "Initial Closing") with respect to the issuance, sale and delivery of the Initial Purchased Securities shall take place (the date on which the Initial Closing occurs, the "Initial Closing Date").

      (b) At the Initial Closing, on the terms and subject to the conditions contained herein, (i) the Company shall issue, sell and deliver to the Purchasers, and the Purchasers shall purchase from the Company, all of the Initial Purchased Securities free and clear of any liens, claims, charges and encumbrances whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, and
(ii) the Purchasers shall deliver to the Company, by wire transfer of immediately available funds to an account designated by the Company, the aggregate purchase price (the "Purchase Price") for such Initial Purchased Securities in the individual amounts set forth on the Allocation Schedule attached hereto as Exhibit A.

      1.4 Additional Closings.

      In the event that less than 89,000 shares of Series B Preferred Stock are issued and sold at the Initial Closing, one or more additional closings (each, an "Additional Closing" and together the "Additional Closings") may occur on any day on or prior to April 28, 2006 (or, if the offering pursuant to which the shares are being sold is extended by the Company, prior to May 28, 2006), for the sale of up to the balance of such shares and related Warrants, to such persons as the Company may determine, so long as the sale of such securities at each such Additional Closing is effected pursuant to the terms of this Agreement (or a separate agreement with terms substantially similar to the terms hereof) and at a price per share paid in cash, no less than the per share Purchase Price. Each Additional Closing shall be effected in the manner set forth in
Section 1.3. Any individual or entity purchasing securities at an Additional Closing (each, an "Additional Purchaser," and collectively "Additional
Purchasers") shall execute a signature page to this Agreement (or such substantially similar separate agreement) and the Company shall, as applicable update Exhibit A hereto to include each such Additional Purchaser, at which time each such Additional Purchasers shall be deemed to be a "Purchaser" hereunder for purposes of this Agreement and all other agreements contemplated hereby, and a "Holder" under the Rights Agreement (as defined in Section 2.1) (or such separate registration rights agreement with terms substantially similar to the terms of the Rights Agreement). At or promptly following each Additional Closing, (i) the Company will deliver to the Additional Purchasers the various certificates, instruments and documents referred to in Section 2.1(a) hereof,
(ii) the Additional Purchasers will deliver to the Company the various certificates, instruments and documents referred to in Section 2.1(b) below, and
(iii) the Company shall deliver to each Additional Purchaser a share certificate and Warrant registered in such Additional Purchaser's name representing the shares of Series B Preferred Stock and Warrants that such Additional Purchaser is to receive from the Company at such Additional Closing to be set forth opposite such Additional Purchaser's name on the updated Exhibit A hereto (or in a separate agreement), against payment of the purchase price therefore by check or wire transfer to an account designated by the Company or other means acceptable to the Company. The Initial Purchased Securities and the securities, if any, purchased at each Additional Closing, are referred to herein as the "Purchased Securities."

      1.5 Senior Debentures.

      Each Purchaser acknowledges that the Company may, simultaneous with the Initial Closing or any Additional Closing, issue and sell additional shares of Series B Preferred Stock to holders of the Company's senior secured debentures (the "Senior Debentures"), if and to the extent such holders elect to exchange such Senior Debentures for shares of Series B Preferred pursuant to the terms of the agreements entered into in connection with the Senior Debentures.

      1.6 Use of Proceeds.

      The Company will use the net proceeds of the Purchased Securities purchased by the Purchasers pursuant to this Agreement for commissioning, operation and process improvement investments by the Company's wholly owned subsidiary, World Waste of Anaheim, Inc., at Plant Number One located at 2740 Coronado Street, Anaheim, California, for working capital, for general corporate purposes.

                                   ARTICLE II
                                  THE CLOSINGS

      2.1 Deliveries at Each Closing.

      (a)  As a  condition  to  each  Purchaser's  obligation  to  purchase  its
respective   portion  of  the   Purchased   Securities,   at  each  Closing  all
representations and warranties set forth in Article III shall be true and correct in each case, as of the date of this Agreement (other than those that by their terms are to be true and correct as of a specified date, in which case, such representations and warranties shall be true and correct as of such date), and the Company shall deliver to or on behalf of each Purchaser:

            (i) a stock certificate registered in the name of such Purchaser, representing the Purchased Shares being purchased by such Purchaser pursuant to
Section 1.3(b) (provided that the Company may at its option deliver the foregoing promptly following such Closing);

            (ii) a Warrant Certificate in the form attached hereto as Exhibit B in the name of such Purchaser representing the Warrants being purchased by such Purchaser pursuant to Section 1.3(b) (provided that the Company may at its option deliver the foregoing promptly following such Closing);

            (iii) a counterpart of the Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Rights Agreement"), duly executed by the Company and the other shareholders of the Company party thereto; and

            (iv) a legal opinion of Troy & Gould substantially in the form attached hereto as Exhibit E.

      (b) As a condition to the Company's obligation to sell the Purchased Securities to each Purchaser, at each Closing all representations and warranties set forth in Article IV shall be true and correct in all material respects, in each case, as of the date of this Agreement, and each Purchaser shall deliver to the Company:

            (i) the Purchase Price for the Purchased Securities being purchased by such Purchaser pursuant to Section 1.3(b);

            (ii) a counterpart of the Rights Agreement, duly executed by such Purchaser; and

            (iii) a duly executed Form W-9 or W-8, as appropriate.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Disclosure Schedule attached hereto, or as disclosed in any of the SEC Reports (as defined in Section 3.11), the Company represents and warrants to the Purchasers as of the date hereof and as of each Closing Date as follows:

      3.1 Subsidiaries; Organization; Good Standing; Qualification and Power.

      (a) The Company has the subsidiaries (each a "Subsidiary") as set forth in the SEC Reports (as defined below). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

      (b) The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), has all requisite power to own, lease and operate its Assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect.

      3.2 Authorization.

      (a) The Company has all requisite power and authority to execute and deliver each Document and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each Document and all related transactions and to perform its obligations under each Document. Each Document has been duly authorized by all necessary action (corporate, shareholder or otherwise) on the part of the Company, and no further action is required by the Company in connection therewith, and each Document has been duly executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

      (b) The authorization, issuance, sale and delivery of the Purchased Securities and the Underlying Shares and the execution and delivery of the Documents and the performance by the Company of its obligations thereunder have each been authorized by all requisite action (corporate, shareholder or otherwise), and no further action is required by the Company in connection therewith.

      3.3 Non-contravention.

      The execution, delivery and performance by the Company of the Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Purchased Securities and upon conversion or exercise thereof, the issuance of the Underlying Shares, have not and shall not, (a) violate any Law to which any Assets of the Company or any Subsidiary is subject, (b) violate any provision of the Company's Amended and Restated Articles of Incorporation and/or Bylaws or of a Subsidiary's certificate or articles of incorporation, bylaws or other organizational documents, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, decree, judgment or order to which the Company or a Subsidiary is a party or by which any of the Assets of the Company or a Subsidiary is bound, or
(d) result in the imposition of any Lien upon any of the Assets of the Company or Subsidiary, except in the case of clause (c) or (d) as would not have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any Assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Purchased Securities, in violation of any law, rule or regulation of any Governmental Entity, except as would not have a Material Adverse Effect. Other than as specifically contemplated by this Agreement and as required by the Securities Act and any state securities laws, the Company has not been nor is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity, self regulatory organization, stock market or any other Person for the valid authorization, issuance and delivery of the Purchased Securities and Underlying Shares or the authorization, execution and delivery of the Documents.

      3.4 Capitalization of the Company.

      (a) Immediately upon consummation of the Initial Closing, the authorized capital stock of the Company shall consist of:

            (i) 100,000,000 shares of Common Stock, of which 24,730,807 shares will be issued and outstanding, 3,560,000 shares of which will have been reserved for issuance upon conversion in full of the Purchased Shares (not including shares of Series B Preferred Stock issuable as dividends thereon) and 890,000 shares of which will have been reserved for issuance upon exercise in full of the Warrants; and

            (ii) 10,000,000 shares of Preferred Stock, 325,000 of which shares will be designated Series B Preferred Stock and 9.1 million of which shares are designated Series A Preferred Stock.

      (b) Except as contemplated by the Documents, there are, and immediately after consummation of each Closing there will be, no (i) outstanding warrants, options, calls, agreements, convertible securities, exchangeable securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities, or (ii) preemptive right, right of first refusal or similar rights, of any character whatsoever, to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, the Company's Bylaws or equivalent document or any contract to which the Company or, to the Company's knowledge, any shareholder of the Company thereof is a party; and, except as contemplated by the Documents, there is, and, immediately after the consummation of the Closing there will be, no Lien (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital or securities of the Company (whether outstanding or issuable).

      (c) All shares of the capital stock and other securities issued by the Company (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) have been issued in transactions in accordance with applicable Laws governing the sale and purchase of securities and any preemptive rights and rights of first refusal.

      3.5 Financial Statements and Liabilities.

      (a) As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      (b) The Company and its Subsidiaries have no liability or obligation, absolute or contingent (individually or in the aggregate), including, without limitation, any tax liability due and payable, which is not reflected on the Balance Sheet, other than (i) liabilities and obligations that would not be required to be included since the date of the Balance Sheet reflected on financial statements prepared in accordance with GAAP, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company, or (ii) legal and fundraising costs incurred in connection with the transactions contemplated hereby, or (iii) liabilities that may have arisen in the ordinary course of the Company's business consistent with past practice, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

      (c) Subsequent to the date of the financial statements, none of the Company and any of its Subsidiaries has made or changed any election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax.

      3.6 Legal Compliance.

      The Company and its Subsidiaries have complied in all Material respects with, all applicable Laws, Orders and permits, and no Proceeding is pending or, to the Company's knowledge, threatened, alleging any failure to so comply.

      3.7 Litigation.

      (a) Except as disclosed in the SEC Reports or as would not have a Material Adverse Effect, individually or in the aggregate, there is no Proceeding pending or, to the Company's knowledge, threatened by or against, or affecting the Assets of, the Company (or any of its predecessors) or the Subsidiaries, and the Company and the Subsidiaries are not bound by any Order. No Proceeding pending or threatened by or against, or affecting the Assets of, the Company (or any of its predecessors) or the Subsidiaries will or could reasonably be expected to result in a Material Adverse Change.

      (b) Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof who has served as such since August 24, 2004, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. Since August 24, 2004, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

      3.8 Environment, Safety and Permits.

      (a) The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect. Since August 24, 2004, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

      (b) Except as disclosed in Schedule 3.8 or as would not, individually or in the aggregate, have a Material Adverse Effect:

            (i) The Company and its Subsidiaries hold and formerly held, and are and have been, in compliance with, all Environmental Permits;

            (ii) The Company and its Subsidiaries are, and have been in compliance with all applicable Environmental Laws;

            (iii) Neither the Company nor any of its Subsidiaries has received any Environmental Claim, and the Company is not aware, after due inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim against the Company or any of the Subsidiaries;

            (iv) There are no (1) underground storage tanks, (2) polychlorinated biphenyls, (3) asbestos or asbestos-containing materials, (4) urea-formaldehyde insulation, (5) surface impoundments, (6) landfills, (7) sewers or septic systems or (8) Hazardous Substances present at any facility currently or formerly owned, leased, operated or otherwise used by the Company and/or any of the Subsidiaries that could reasonably be expected to give rise to liability of any of the Company or its Subsidiaries under any Environmental Laws;

            (v) There are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any Subsidiary) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge generation, treatment, storage or disposal of Hazardous Substances, that could reasonably be expected to give rise to liability of the Company or any Subsidiary under any Environmental Laws or any contract or agreement;

            (vi) No modification, revocation, reissuance, alteration, transfer, or amendment of the Company's or any Subsidiary's Environmental Permits, or any review by, or approval of, any third party of such Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or any Subsidiary following such consummation;

            (vii) Hazardous Substances have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used, including without limitation for receipt of the Company's or any Subsidiary's wastes, by the Company or any Subsidiary, in violation of or in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Laws;

            (viii) Neither the Company nor any Subsidiary has contractually assumed any liabilities or obligations under any Environmental Laws;

            (ix) The Company and each of the Subsidiaries have accrued or otherwise provided, in accordance with and as required by GAAP, for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provisions is reflected in the Company's most recent financial statements.

      3.9 Offering Exemption.

      Based in part upon and assuming the accuracy of the representations of the Purchasers in Article IV, the offering, sale and issuance of the Purchased
Securities have been, are, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is, and the issuance of the Underlying Shares upon conversion of the Purchased Securities or exercise of the Warrants, as the case may be, will be exempt from registration under applicable Federal and state securities and "blue sky" laws. The Company has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such Federal and state securities or "blue sky" laws.

      3.10 Ownership of Purchased Securities.

      Upon issuance and delivery of the Purchased Securities (and the Underlying Shares upon conversion or exercise thereof) to each Purchaser pursuant to this Agreement in consideration of the Purchasers' payments therefore, the Purchased Securities and Underlying Shares will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and encumbrances or restrictions on transfer, other than (i) restrictions on transfer set forth herein or in the Documents, and (ii) any liens, charges or encumbrances created by a Purchaser. The delivery of the Purchased Securities to each Purchaser at each Closing and the delivery of the Underlying Shares upon conversion or exercise of the Purchased Securities will transfer good and valid title to, and beneficial ownership of, the Purchased Securities and the Underlying Shares, other than as a result of any encumbrances, Liens and claims described in clauses (i) and (ii) of the preceding sentence. The issuance and sale of the Purchased Securities pursuant hereto (and the issuance of the Underlying Shares upon the conversion or exercise thereof) will not give rise to any preemptive rights or rights of first refusal that have not been complied with or waived.

      3.11 Securities Filings.

      Since August 24, 2004, the Company has filed with the Securities and Exchange Commission (the "Commission") all documents (the "SEC Reports") required to be filed by it under the Securities Exchange Act of 1934 as amended (the "Exchange Act"). Each such SEC Report, at the time of its filing, was in compliance with the requirements of its respective form as in effect on the date such document was filed and neither the SEC Reports, nor the financial statements (and the notes thereto) included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof.

      3.12 Transactions With Affiliates And Employees.

      Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered,
(b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

      3.13 Internal Accounting Controls.

      The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act). There has been no disclosure to the Company's Board, Audit Committee or independent auditors of any significant deficiencies or material weakness in the design or operation of interim controls over financial reporting requiring corrective action, any fraud that involves management or other employees who have a significant role in the Company's or any Subsidiary's internal controls, any material complaints or claims made relating to the Company's or any Subsidiary's internal accounting controls, and any report by any attorney representing the Company or any of its Subsidiaries of a material violation of Law or similar matters (provided that the foregoing representations shall be limited to the knowledge of the Company with respect to any of the foregoing that may have occurred prior to August 24, 2004).

      3.14 Listing And Maintenance Requirements.

      (a) The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

      (b) To the Company's knowledge, the Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances that might give rise to any of the foregoing.

      3.15 No Integrated Offering.

      Neither the Company, nor, to the knowledge of the Company, any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

      3.16 No Investment Company.

      The Company is not, and upon the issuance and sale of the Purchased Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

      3.17 Insurance.

      The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      3.18 Labor Relations.

      (a) No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries or any unfair practice which, individually or in the aggregate, would result in a Material Adverse Effect.

      (b) (i) There has been no work stoppage due to labor disagreements experienced by the Company or any Subsidiary, (ii) no written notice has been received from any Governmental Entity of any unfair labor practice charge or complaint against the Company pending or threatened before the National Labor Relations Board or any other Governmental Entity with respect to the employees of the Company or any Subsidiary and (iii) there is no labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened by the employees of the Company or any Subsidiary against or affecting the Company or any Subsidiary, except in any such case set forth in clauses (i) through (iii) above as would not, individually or in the aggregate, have a Material Adverse Effect.

      3.19 Taxes.

      (a) Since August 24, 2004, each of the Company and its Subsidiaries has timely filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns are true, correct and complete in all Material respects and were prepared in Material compliance with all applicable laws and regulations. All Taxes due, owed by, or with respect to, any of the Company and its Subsidiaries (whether or not shown or reportable on any Tax
Return) with respect to any period ending on or prior to the date of this Agreement have been timely paid. The amount of the liability of the Company and each of its Subsidiaries for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the face of the Balance Sheet, as adjusted in accordance with past custom and practice for operations and transactions in the ordinary course of business of the Company and its Subsidiaries since the date of the Balance Sheet. Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses outside the ordinary course of business.

      (b) The Company and each of its Subsidiaries has properly classified for Tax purposes all employees, consultants, independent contractors and other service providers, and has timely made all filings and has withheld, deposited and paid all Taxes required to have been filed, withheld, deposited or paid in connection with services provided by such persons or in connection with any amounts paid or owing to any other person. To the Company's knowledge, no deficiencies for any Tax have been assessed against the Company or any of its Subsidiaries, none of the Company or any of its Subsidiaries has received any notice of deficiency or proposed adjustment for any Taxes proposed, asserted or assessed by any Taxing authority against the Company or any of its Subsidiaries, and no Tax Return of the Company or any of its Subsidiaries has ever been audited and, to the knowledge of the Company and its officers, directors and employees, there is no such audit pending or contemplated. There is no Lien, whether imposed by any federal, state, local or foreign Taxing authority or otherwise, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than any Lien for current Taxes not yet due and payable. To the Company's knowledge, no claim has been made since August 24, 2004 by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, since August 24, 2004.

      (c) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code
Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) recapture of a pre-Closing Tax benefit; or (F) prepaid amount received on or prior to the Closing Date. No item of income or gain reported by the Company or any Subsidiary of the Company for financial accounting purposes in any pre-Closing period is required to be included in Taxable income for a post-Closing period.

      (d) To the Company's knowledge, neither the Company nor any Subsidiary of the Company has any liability for or any obligation to pay the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, pursuant to a Tax sharing agreement, indemnification or guaranty, or otherwise. Neither the Company nor any Subsidiary of the Company has filed a consent under
Section 341(f) of the Code concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of an asset owned by the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries has engaged in any listed transaction as set forth in written guidance or a notice issued by the Internal Revenue Service. None of the Company nor its Subsidiaries are foreign entities or conduct business in a foreign country.

      3.20 No Brokers.

      Except for Chadbourn Securities, Inc., Thomas Weisel Partners LLC and First Montauk Securities Corp. (collectively, the "Placement Agents"), each of whose fees and expenses are the sole responsibility of the Company, no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company. The Company may, however, be responsible for the payment of fees and expenses to other brokers in connection with Additional Closings.

      3.21 Reliance.

      The Company understands and confirms that the Purchasers will rely on the representations and covenants contained in this Agreement in acquiring the Purchased Securities.

      3.22 Employee Benefits.

      (a) The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan, and each Employee Plan has been established and maintained in all Material respects in accordance with its terms and in Material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA, the Code, COBRA, and HIPAA. Any Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS. For each Employee Plan that is intended to be qualified under Section 401(a) of the Code, to the Company's knowledge, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any ERISA Affiliates, threatened by the IRS or DOL, or any other governmental authority with respect to any Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any Material penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Employee Plan.

      (b) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code or any Multiemployer Plan.

      (c) No Employee Plan or employment agreement provides, or reflects or represents any liability to provide, retiree benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with retiree benefits, except to the extent required by statute.

      (d) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor that, considered individually or considered collectively with any other such contracts, would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) the Code (or any comparable provision of state or foreign tax laws). All Employee Plans which are subject to Section 409A of the Code are in Material compliance with Section 409A.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser, individually and not jointly, represents and warrants to the Company as of the date hereof and as of each Closing Date, as follows:

      4.1 Authority.

      Such Purchaser has full power and authority to enter into and to perform this Agreement and the Documents to which it is a party in accordance with their terms and to consummate the transactions contemplated hereby and thereby. This Agreement and the Documents to which it is a party have been duly executed and delivered by such Purchaser and constitute valid and binding obligations of such Purchaser each of which are enforceable in accordance with its respective terms and conditions, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditor's rights generally or by general principles of equity. To such Purchaser's knowledge, the execution and performance of the transactions contemplated by this Agreement and the Documents and compliance with their provisions by such Purchaser: (i) will not violate any provision of Law applicable to such Purchaser; and (ii) will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under such Purchaser's partnership agreement, certificate of formation or operating agreement, or any indenture, lease, agreement or other instrument to which such Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to such Purchaser, which, in any such case would impair such Purchaser's ability to purchase the Purchased Securities or otherwise comply with its obligations hereunder.

      4.2 Experience.

      Such Purchaser is either an "accredited investor" as defined under Section 501 of the rules and regulations of the Commission under the Securities Act or a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, such Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser has had access to the Company's senior management and has had the opportunity to conduct such due diligence review as it has deemed appropriate provided, however, that the foregoing shall not alter, diminish or impair such Purchaser's right or ability to rely upon any of the representations or warranties of the Company contained herein.

      4.3 Suitability of Investment.

      Such Purchaser has read the Company's Private Placement Memorandum dated as of April 10, 2006 relating to the offering contemplated hereby, including all of the attachments thereto (the "Memorandum") and fully understands the Memorandum and the terms of this offering. With respect to individual or partnership tax and other economic considerations involved in this investment, such Purchaser is not relying on the Company. Such Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional legal, tax, accounting, and financial advisors the suitability of an investment in the Purchased Securities for its particular tax and financial situation and has determined that the Purchased Securities being purchased by it are a suitable investment for it. Such Purchaser has carefully reviewed and considered the risk factors discussed in the "Risk Factors" section of the Memorandum prior to making an investment decision.

      4.4 Investment.

      Such Purchaser has not been formed solely for the purpose of making this investment (or, if it has been so formed, all of the owners of such Purchaser are themselves accredited investors), and such Purchaser is acquiring the Purchased Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with or pursuant to a registration statement or otherwise in compliance with federal and state securities laws. Such Purchaser understands that the Purchased Securities and the Underlying Shares have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

      4.5 Patriot Act Compliance.

      In order to induce the Company to accept the subscription of such Purchaser, such Purchaser represents and confirms to the Company (on behalf of the Company and the Placement Agents) that the Purchaser is in compliance with the Patriot Act requirements and standards set forth on Exhibit F annexed hereto, which is incorporated by reference herein.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

      5.1 Survival of Representations, Warranties and Agreements.

      All representations and warranties contained herein shall survive the Initial Closing for a period of 12 months and all covenants and agreements contained herein shall survive until fully discharged. All representations, warranties, covenants and agreements made herein by the Company or in any certificate delivered at a Closing shall be deemed Material and to have been relied upon by the Purchasers.

      5.2 Transaction Expenses and Taxes.

      (a) The Company and each Purchaser shall bear all of its respective expenses in connection with the negotiation, preparation and execution of the Documents.

      (b) All sales, use, transfer, stamp (including documentary stamp taxes, if any), excise, recording, franchise and other similar taxes or governmental charges with respect to the securities issued pursuant hereto shall be borne by the Company.

      (c) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains Tax triggered by the sale of the Company's stock, and any similar tax imposed in other states or subdivisions) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

      5.3 Escrow of Funds.

      The Company and the Placement Agents have established an escrow account with the law firm of Ellenoff Grossman & Schole LLP which firm has acted as counsel only to First Montauk Securities Corp. in the offering of securities contemplated hereby. Funds from each Purchaser shall be held in a non-interest bearing account until accepted or rejected by the Company. Any subscription that is rejected, whether in whole or in part, will be promptly returned without interest or deduction.

      5.4 Securities Laws.

      (a) The Company agrees to timely file all documents required to be filed with the Commission, specifically, a Form D (or equivalent form required by applicable state law) with respect to the Purchased Securities if and as required under Regulation D and any such forms or documents under applicable state securities laws, including the filing of a form 99 under the laws of the State of New York, to establish an exemption from registration.

      (b) Each certificate representing the Purchased Shares and the Underlying Shares shall bear a legend containing substantially the following legend (in addition to any other legend required by law or applicable agreement):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

      5.5 Reporting Matters.

      The Company agrees not to report any actual or deemed non-cash dividends with respect to the Series B Preferred Stock to the Purchasers or any Governmental Entity on IRS Form 1099-DIV or other information return, unless otherwise instructed to do so in writing by a Governmental Entity in connection with a Proceeding involving the Company. The Company shall not withhold any Taxes on any actual or deemed non-cash dividends to the Purchasers with respect to the Series B Preferred Stock, unless otherwise instructed to do so in writing by a Governmental Entity in connection with a Proceeding involving the Company. The Company agrees with each of the Purchasers that for Tax purposes (i) the issue price of the Series B Preferred Stock will be $93.40 per share of the Series B Preferred Stock paid by the Purchasers and that the issue price for the Warrants shall be $6.60 per share subject to the Warrants and (ii) the Series B Preferred Stock will not be designated as debt.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 No Third Party Beneficiaries.

      Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

      6.2 Entire Agreement.

      This Agreement and the other Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of any Document including, without limitation, any letter of intent dated as of or prior to the date hereof, between the Company and the Purchasers.

      6.3 Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that any Purchaser may assign, hypothecate or pledge any of its rights under any of the Documents to (i) an Affiliate of such Purchaser,
(ii) any Person who shall acquire substantially all of the assets of such Purchaser or a majority in voting power of the capital stock of such Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), (iii) any lender of such Purchaser (or any agent therefore) for security purposes and the assignment thereof by any such lender or agent to such Purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto, or (iv) any person to whom such Purchaser assigns or transfers any Purchased Securities, provided such transferee agrees in writing to be bound, with respect to the transfer of Purchased Securities, by the provisions hereof that apply to the Purchasers.

      6.4 Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

      6.5 Notices.

      All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company:

                  World Waste Technologies, Inc.
                  13520 Evening Creek Drive
                  Suite 130
                  San Diego, California 92128
                  Telephone:        (858) 391-3400
                  Facsimile:        (858) 486-3352
                  Attention:        CFO
                  with a copy to:

                  Troy & Gould Professional Corporation
                  1801 Century Park East, 16th Floor
                  Los Angeles, CA 90067
                  Telephone:        (310) 553-4441
                  Facsimile:        (310) 201-4746
                  Attention:        Lawrence Schnapp, Esq.

                  If to the Purchasers, to the addresses set forth on the signature pages hereto.

      All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the third business day following dispatch and (iv) in the case of mailing, on the seventh business day following such mailing.

      6.6 Governing Law.

      THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE
INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

      6.7 Submission to Jurisdiction; Waivers.

      The Company and each Purchaser irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors may be brought and determined in the Supreme Court of New York for Kings County or the federal district court in the Southern District of New York, and the Company and each Purchaser hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. The Company and each Purchaser hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      6.8 Amendments and Waivers; Purchasers Consent.

      No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the holders of at least a majority of the then-outstanding Purchased Shares. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      6.9 Certain Definitions.

      "Affiliate" means, with respect to any Person, any of (a) a director, officer or shareholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Assets" means, with respect to any Person, all of the assets, rights, intellectual property, interests and other properties, real, personal and mixed, tangible and intangible, of any nature whatsoever, either owned or leased by such Person.

      "Balance Sheet" means the audited consolidated balance sheet of the Company as of December 31, 2005.

      "Board" shall mean the Board of Directors of the Company.

      "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C ss. 9601 et seq., as amended.

      "Certificate of Determination" means the Company's Certificate of Determination of Rights, Preferences and Privileges of the 8% Series B Cumulative Redeemable Convertible Participating Preferred Stock in effect as of the Initial Closing in the form attached as Exhibit D hereto.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

      "Company Employee" shall mean any current director, employee or consultant of the Company or any ERISA Affiliate.

      "Documents" means this Agreement, the Certificate of Determination, the Warrants and the Registration Rights Agreement.

      "Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been, within the past six (6) years, maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Company Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

      "Environment" means soil, soil gas, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding, request for information or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission release or threatened release of any Hazardous Substances at any location, whether or not owned, leased or operated by the Company or any Subsidiary or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental laws.

      "Environmental Law" means all laws, rules, regulations or guidelines relating to pollution or protection of human health or the Environment, including, without limitation, (a) laws relating to the Release or threatened Release of Hazardous Materials or other substances into the Environment and (b) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, transfer, refinement, production, management or other handling of Hazardous Materials or other substances. Environmental Laws shall include, without limitation, CERCLA, the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), RCRA, the Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.ss. 201, 300f), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the California Health and Safety Code (ss. 25100 et seq., ss. 39000 et seq.) as enacted prior to the Closing Date and as in effect on the Closing Date.

      "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for each of the Company and the Subsidiaries and the operations of each of the Company's and the Subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" shall mean each Subsidiary of the Company and any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

      "GAAP" means United States Generally Accepted Accounting Principles, consistently applied.

      "Governmental Entity" means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local or any arbitrator or arbitral body.

      "Hazardous Substances" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, including those defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement, relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environmental or might subject the Company or any of its Subsidiaries to any imposition of costs or liability under any Environmental Law.

      "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

      "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

      "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

      "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

      "Material," "Material Adverse Change" and "Material Adverse Effect" shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which would have a material adverse effect on the condition (financial or other), business, results of operations, cash flows, ability to conduct business or Assets of the Company and the Subsidiaries taken as a whole.

      "Multiemployer   Plan"   shall  mean  any   "Pension   Plan"  which  is  a
"multiemployer plan," as defined in Section 3(37) of ERISA.

      "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

      "Pension Plan" shall mean each Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

      "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator or arbitral body.

      "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement dated as of the date hereof among the Company, the Purchasers and the other parties thereto, in form and substance attached hereto as Exhibit C.

      "Release" means and includes any spilling, leaking, pumping, pouring, injecting, emitting, emptying, discharging, depositing, escaping, leaching, migrating (including passive migration), dumping, disposing or other releasing into the Environment or the workplace, whether intentional or unintentional and otherwise defined in any Environmental Law.

      "Tax" or "Taxes" means all federal, state, local and foreign taxes, levies, deficiencies and other assessments and charges of whatever nature (including income, franchise, property, sales, use, gross receipts, excise, license, occupation, recording, value added, transfer, withholding, backup withholding, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, profits, social security, unemployment, disability, real property, personal property, real property gains, registration, alternative or add-on minimum and estimated taxes; workers' compensation premiums, customs duties and other governmental charges; and other obligations of the same nature as or of a nature similar to any of the foregoing) imposed by any taxing authority, as well as any obligation to contribute to the payment of taxes determined on a consolidated, combined, unitary or similar basis with respect to the Company or any of its Subsidiaries, including any interest, penalty (civil or criminal) or addition thereto, whether disputed or not, as well as any expenses incurred in connection with the determination, settlement or litigation of any such tax liability.

      "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund, amended return, excise tax report, declaration of estimated tax, information return or statement relating to Taxes, and any schedule or attachment thereto, filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax, and including any amendment thereof, as well as, where permitted or required, consolidated, combined, unitary or similar returns for any group of entities that include the Company or any of its Subsidiaries; and reports with respect to backup withholding and other payments to third parties.

      6.10 Incorporation of Schedules and Exhibits.

      The Schedule and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      6.11 Construction.

      Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      6.12 Interpretation.

      Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof" "hereto," "hereunder" and words of like import refer to this Agreement. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter, except that the Company shall not be deemed to have knowledge of a particular fact or matter solely as a result of the knowledge of any individual who served as an officer or director of the Company prior to August 24, 2004 but has not served as an officer or director of the Company at any time subsequent to August 24, 2004.

      6.13 Remedies.

      The parties hereto shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, the Company hereby agrees that in the event the Company fails to convey any number of Purchased Securities to the Purchasers in accordance with the provisions of this Agreement or any Underlying Shares in accordance with the terms of any Purchased Securities pursuant to which they are issuable, the Purchasers' remedy at law may be inadequate. In such event, the Purchasers shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the Company to convey such number of Purchased Securities or Underlying Shares, as the case may be.

6.14     Severability.

      It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      6.15 Delivery by Facsimile.

      This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms and deliver them to the other party. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of this Agreement and each such party forever waives any such defense.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

                                        THE COMPANY:
                                        ------------

                                        WORLD WASTE TECHNOLOGIES, INC.,
                                        a California corporation


                                        By:_____________________________________
                                            Name:    David Rane
                                            Title: Chief Financial Officer

                                        THE PURCHASERS:
                                        ---------------

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        Address:


                                        Telephone:______________________________
                                        Facsimile:______________________________
                                        Attention:



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        Address:


                                        Telephone:______________________________
                                        Facsimile:______________________________
                                        Attention:



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        Address:


                                        Telephone:______________________________
                                        Facsimile:______________________________
                                        Attention:

                                    EXHIBIT A

                               ALLOCATION SCHEDULE

                                              Number of Shares
                                                 of Series B          Number of          Purchase Price
Name                                           Preferred Stock         Warrants           of Securities
-------------------------------------------   ----------------    ------------------    -----------------
Jerome Belson                                           10,000               100,000        $1,000,000.00
Anthony Trobiano Trust                                   1,875                18,750          $187,500.00
Michael S. Klein                                           250                 2,500           $25,000.00
Martin S. & Beata Beck                                     850                 8,500           $85,000.00
Linden Growth Partners                                  20,000               200,000        $2,000,000.00
Michael A. Stahl                                           500                 5,000           $50,000.00
Barry Berger                                             2,800                28,000          $280,000.00
C. Ames & Donna B. Byrd                                    500                 5,000           $50,000.00
Robert Karsten                                           1,500                15,000          $150,000.00
Robert Karsten Ira  Rollover                             2,500                25,000          $250,000.00
Kevin J. Martin                                          1,000                10,000          $100,000.00
The Gerald Brauser Irrevocable Trust                    12,500               125,000        $1,250,000.00
G. Michael Dart                                          5,000                50,000          $500,000.00
The Lindsay E. Dart Separate Property Trst               2,500                25,000          $250,000.00
Daniel J. Walsh                                          1,000                10,000          $100,000.00
Steven T. Kelley                                           500                 5,000           $50,000.00
Susan Brauser                                            1,500                15,000          $150,000.00
Paul Becker                                              1,000                10,000          $100,000.00
Glider Funding Corp.                                     1,500                15,000          $150,000.00
Israel Cohen & Susan C Cohen Rev Trst                      400                 4,000           $40,000.00
Frank Lagano                                             2,375                23,750          $237,500.00
Frank Lagano, Jr.                                          250                 2,500           $25,000.00
Jonathan Kohn                                            1,500                15,000          $150,000.00
Marvin Sheeber                                             800                 8,000           $80,000.00
Robert & Susan Moran                                       625                 6,250           $62,500.00


                                              Number of Shares
                                                 of Series B          Number of          Purchase Price
Name                                           Preferred Stock         Warrants           of Securities
-------------------------------------------   ----------------    ------------------    -----------------
Mayer Ballas Md Pc Profit Share Plan                       250                 2,500           $25,000.00
John Jeffrey & Patricia Bachman                            250                 2,500           $25,000.00
The General's Group LLC                                    300                 3,000           $30,000.00
Maurice Abadi                                              625                 6,250           $62,500.00
Richard Metzger                                            250                 2,500           $25,000.00
Ronald Depinho                                             250                 2,500           $25,000.00
Cary Fields                                              1,250                12,500          $125,000.00
The Lawrence Gorelick DDS PC PS                            250                 2,500           $25,000.00
Robert & Patricia Harran                                   250                 2,500           $25,000.00
Helen Desantis                                             250                 2,500           $25,000.00
Marvin J. Slepian                                          500                 5,000           $50,000.00
Michael C. Brown Trust                                   2,500                25,000          $250,000.00
Douglas Pennock                                            500                 5,000           $50,000.00
Dino Liso                                                  250                 2,500           $25,000.00
Tooker Family Trust                                      1,000                10,000          $100,000.00
Jane M. Teller                                             500                 5,000           $50,000.00
Narvin Lichfield                                           750                 7,500           $75,000.00
Ronald & Alberta Weinisch                                  500                 5,000           $50,000.00
Kenneth Childrey                                           500                 5,000           $50,000.00
Israel Berkowitz                                           500                 5,000           $50,000.00
E. Gerald Kay                                              475                 4,750           $47,500.00
Kranenberg 1998 Trust                                    2,500                25,000          $250,000.00
Joseph B. Childrey                                       1,375                13,750          $137,500.00

                                      Total             89,000               890,000        $8,900,000.00

                                    EXHIBIT F
                                    ---------

                   PATRIOT ACT COMPLIANCE CONDITIONS AND TERMS
                   -------------------------------------------

      (a) Such Purchaser represents that no holder of any beneficial interest in such Purchaser's equity securities of the Company (each a "Beneficial Interest Holder") and, no Related Person (in the case the undersigned is an entity) is or will be:

            (1) A person or entity whose name appears on the list of specially designated nationals and blocked persons maintained by the Office of Foreign Asset Control from time to time;

            (2)   A Foreign Shell Bank; or

            (3) A person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction.

      (b) Such Purchaser represents that the bank or other financial institution (the "Wiring Institution") from which such Purchaser's funds will be wired is located in a FATF Country.

      (c) Such Purchaser represents that:

            (1) Neither it, any Beneficial Interest Holder nor any Related Person (in the case of the undersigned is an entity) is a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure's Immediate Family or any Close Associate of a Senior Foreign Political Figure; or

            (2) Neither it, any Beneficial Interest Holder nor any Related Person (in the case the undersigned is an entity) is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

            (3) Its investment funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an "offshore bank," or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

Section 7 Definitions
---------------------

Close Associate: With respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

FATF: The Financial Action Task Force on Money Laundering.

FATF Country: A country that is a member of FATF. As of September 1, 2003, the countries which are members of FATF are: Argentina; Australia; Austria; Belgium; Brazil; Canada; Denmark; Finland; France; Germany; Greece; Hong Kong; Iceland; Ireland; Italy; Japan; Luxembourg; Mexico; Kingdom of the Netherlands; New Zealand; Norway; Portugal; Singapore; South Africa; Spain; Sweden; Switzerland; Turkey; United Kingdom and United States. For a current list of FATF members see http://www1.oecd.org/fatf/Members_en.htm.

Foreign Bank: An organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

Foreign Shell Bank: A Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

Government Entity: Any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

Immediate Family: With respect to a Senior Foreign Political Figure, typically includes the political figure's parents, siblings, spouse, children and in-laws.

Non-Cooperative Jurisdiction: Any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See http://www1.oecd.org/fatf/NCCT_en.htm for FATF's list of non-cooperative countries and territories.

Physical Presence: A place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (a) employs one or more individuals on a full-time basis; (b) maintains operating records related to its banking activities; and (c) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

Publicly Traded Company: An entity whose securities are listed on a recognized securities exchange or quoted on an automated quotation system in the U.S. or country other than a Non-Cooperative Jurisdiction or a wholly-owned subsidiary of such an entity.

Qualified Plan: A tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. Government Entity.

Regulated Affiliate: A Foreign Shell Bank that: (a) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (b) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

Related Person: With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a Publicly Traded Company or a Qualified Plan, the term "Related Person" shall exclude any interest holder holding less than 5% of any class of securities of such Publicly Traded Company and beneficiaries of such Qualified Plan.

Senior Foreign Political Figure: A senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

USA PATRIOT ACT: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001 (Pub. L. No. 107-56).